UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 3, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, FL	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As  previously announced, on November 3, 2014, Platform Specialty Products Corporation (“Platform”) completed the acquisition of the agrochemicals business, Chemtura AgroSolutions (“CAS”), of Chemtura Corporation, a Delaware corporation (“Chemtura”), pursuant to the Stock and Asset Purchase Agreement, dated April 16, 2014, between Platform and Chemtura (the “CAS Acquisition”).  In connection with the consummation of the CAS Acquisition, on November 3, 2014, Platform and MacDermid Transactional Services Company, a Delaware corporation and subsidiary of Platform (“MTSC”), entered into six supply agreements (the “Supply Agreements”) with Chemtura and certain subsidiaries of Chemtura (collectively, the “Chemtura Parties”).

Pursuant to the terms of the Supply Agreements, the Chemtura Parties have agreed to supply certain products to MTSC, on an exclusive basis, for a period of at least four years following the consummation of the CAS Acquisition (subject to earlier termination in the event of uncured breach or insolvency of a party). The Supply Agreements also contain customary warranties, disclaimers, limitations of liability, confidentiality and other obligations of the parties.

The foregoing summary of the Supply Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Supply Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities.

On November 6, 2014, following receipt of stockholder approval at a special meeting of Platform stockholders held on November 6, 2014 (the “Special Meeting”), Platform completed the previously announced sale of 9,404,064 shares of Platform’s common stock (the “Shares”) to certain funds managed by Pershing Square Capital Management, L.P. (“Pershing Square”) for an aggregate purchase price of $240.6 million.  In connection therewith, Platform entered into a registration rights agreement with Pershing Square pursuant to which Platform agreed to (i) file a resale registration statement with the SEC covering the resale of the Shares, as promptly as practicable following the Special Meeting and, in any event, within ten (10) business days following the filing of Platform’s annual report on Form 10-K for the year ended December 31, 2014 (the “Filing Date”); provided, however, that (x) in no event Platform will be obligated to make the initial filing of the resale registration statement until such time as Platform is able to comply with the financial statement requirements under Regulation S-X of the SEC’s rules and regulations, and (y) Platform may comply with the foregoing obligations by amending an existing resale registration statement to include the Shares; (ii) use commercially reasonable efforts, subject to receipt of necessary information from all the purchasers of the Shares, to cause the SEC to declare the resale registration statement effective by the earlier of (a) three business days after the SEC has advised Platform that the resale registration statement has not been selected for review by the SEC, (b) three business days after the SEC has advised Platform that it has no further comments to the resale registration statement, or (c) 90 days after the Filing Date.

The foregoing summary of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.  A copy of the form of such registration rights agreement was filed as Exhibit 10.3 to the Current Report on Form 8-K filed by Platform on October 8, 2014, and is incorporated herein by reference.

The Shares were offered and sold in a private placement to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares or Additional Shares in any jurisdiction in which such offer or solicitation would be unlawful.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On November 6, 2014, Platform held the Special Meeting. The proposal submitted to a stockholder vote at the Special Meeting is described in detail in the definitive proxy statement filed by Platform with the Securities and Exchange Commission on October 17, 2014. Stockholders present in person or by proxy representing 126,940,292 shares of Platform’s common stock (or 82.38% of the outstanding shares of Platform’s common stock as of October 15, 2014, the record date for the Special Meeting) voted as set forth below:

Proposal: Platform’s stockholders approved the issuance to Pershing Square of 9,404,064 shares of Platform’s common stock, which represented an amount in excess of 1% of the number of shares of Platform’s common stock outstanding on October 3, 2014, at a purchase price of $25.59 per share, as set forth below:

Voted For	Voted Against	Abstained	Broker Non-Votes
126,819,446	53,159	67,687	--

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
10.1	Form of supply agreement between Platform and Chemtura Corporation.
10.2
Form of registration rights agreement between Platform and Pershing Square (filed as Exhibit 10.3 to Platform’s Current Report on Form 8-K, as filed on October 8, 2014, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

November 6, 2014	By:	/s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Form of supply agreement between Platform and Chemtura Corporation.
10.2
Form of registration rights agreement between Platform and Pershing Square (filed as Exhibit 10.3 to Platform’s Current Report on Form 8-K, as filed on October 8, 2014, and incorporated herein by reference).